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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PC Connection, Inc. on Form S-8 of our report dated January 24, 2002 (March 25, 2002 as to Note 15) appearing in the Annual Report on Form 10-K of PC Connection, Inc. for the year ended December 31, 2001.

Deloitte & Touche LLP
Boston, Massachusetts
June 28, 2002